Exhibit 99.1

NETLIST REPORTS FIRST QUARTER 2013 RESULTS

IRVINE, CALIFORNIA, May 14, 2013 - Netlist, Inc. (NASDAQ: NLST), a leading provider of high performance and hybrid memory solutions for the cloud computing and storage markets, today reported financial results for the first quarter ended March 30, 2013.

Revenues for the three months ended March 30, 2013, were $6.0 million, compared to revenues of $14.0 million for the first quarter ended March 31, 2012.  Gross profit for the three months ended March 30, 2013, was $0.6 million, or 9.5 percent of revenues, compared to a gross profit of $5.4 million, or 38.9 percent of revenues, for the three months ended March 31, 2012.

Adjusted EBITDA (Earnings Before Interest, Taxes, Depreciation and Amortization) loss after adding back net interest expense, benefit of income taxes, depreciation, amortization, stock-based compensation and net other expense (income) was ($2.2) million for the three month period ended March 30, 2013, compared to an adjusted EBITDA income of $43,000 for the prior year period.

Net loss for the three months ended March 30, 2013, was ($3.2) million, or ($0.10) loss per share, compared to a net loss in the prior year period of ($1.1) million, or ($0.04) loss per share.  These results include stock-based compensation expense of $434,000 for the first quarter of 2013, compared to $523,000 for the first quarter of 2012.

“Our first quarter results reflect the ongoing transition of our business model as we execute our plan to introduce our advanced, IP-based solutions to the next-generation high-speed server and storage markets,” said C.K. Hong, Chief Executive Officer of Netlist.  “Our business is supported by our extensive patent portfolio in the areas of high performance, memory subsystems and hybrid flash-based memory technologies.  We remain focused on working with our OEM partners to roll out our new products, including HyperCloud® and NVvault™, and believe our investments will lead to a more diversified and scalable business model.”

As of March 30, 2013, cash and cash equivalents were $7.7 million, total assets were $20.0 million, working capital was $8.8 million, total debt was $3.3 million, and stockholders’ equity was $11.0 million.

Conference Call Information

As previously announced, Netlist is conducting a conference call today to be broadcast live over the Internet at 5:00 pm Eastern Time to discuss and review the financial results for the first quarter ended March 30, 2013.  The dial-in number for the call is 1-412-858-4600.  The live webcast and archived replay of the call can be accessed in the Investors section of Netlist’s website at www.netlist.com.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including EBITDA and adjusted EBITDA, may be considered non-GAAP financial measures. Netlist believes this information is useful to investors because it provides a basis for measuring Netlist’s available capital resources, the operating performance of Netlist’s business and Netlist’s cash flow, excluding net interest expense, provisions for income taxes, depreciation, amortization, share-based compensation and non-operating net income and expense that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). Netlist’s management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating Netlist’s operating performance, capital resources and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by Netlist may not be comparable to similarly titled amounts reported by other companies.

About Netlist:

Netlist, Inc. designs and manufactures high-performance, logic-based memory subsystems for server and storage applications for cloud computing. Netlist’s flagship products include HyperCloud®, a patented memory technology that breaks traditional memory barriers, NVvault™ and EXPRESSvault™ family of products that significantly accelerate system performance and provide mission critical fault tolerance, and a broad portfolio of industrial Flash and specialty memory subsystems including VLP (very low profile) DIMMs and Planar-X RDIMMs.

Netlist develops technology solutions for customer applications in which high-speed, high-capacity, small form factor and heat dissipation are key requirements for system memory. These customers include OEMs that design and build tower, rack-mounted, and blade servers, high-performance computing clusters, engineering workstations and telecommunications equipment. Founded in 2000, Netlist is headquartered in Irvine, CA with manufacturing facilities in Suzhou, People’s Republic of China and an engineering design center in Silicon Valley, CA. Learn more at www.netlist.com.

Safe Harbor Statement:

This news release contains forward-looking statements regarding future events and the future performance of Netlist. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expected or projected. These risks and uncertainties include, but are not limited to, risks associated with the launch and commercial success of our products, programs and technologies; the success of product partnerships; continuing development, qualification and volume production of EXPRESSvault™, NVvault™, HyperCloud® and VLP Planar-X RDIMM; the timing and magnitude of the anticipated decrease in sales to our key customer; our ability to leverage our NVvault™ technology in a more diverse customer base; the rapidly-changing nature of technology; risks associated with intellectual property, including patent infringement litigation against us as well as the costs and unpredictability of litigation over infringement of our intellectual property and the possibility of our patents being reexamined by the United States Patent and Trademark office; volatility in the pricing of DRAM ICs and NAND; changes in and uncertainty of customer acceptance of, and demand for, our existing products and products under development, including uncertainty of and/or delays in product orders and product qualifications; delays in the Company’s and its customers’ product releases and development; introductions of new products by competitors; changes in end-user demand for technology solutions; the Company’s ability to attract and retain skilled personnel; the Company’s reliance on suppliers of critical components and vendors in the supply chain; fluctuations in the market price of critical components; evolving industry standards; and the political and regulatory environment in the People’s Republic of China. Other risks and uncertainties are described in the Company’s annual report on Form 10-K filed on March 29, 2013, and subsequent filings with the U.S. Securities and Exchange Commission made by the Company from time to time. Except as required by law, Netlist undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

(Tables Follow)

For more information, please contact:

Brainerd Communicators, Inc.	Netlist, Inc.
Corey Kinger/Mike Smargiassi	Gail M. Sasaki
NLST@braincomm.com	Chief Financial Officer
(212) 986-6667	(949) 435-0025

Netlist, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(in thousands, except par value)

	(unaudited)	(audited)
	March 30,	December 29,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$7,685	$7,755
Investments in marketable securities	—	415
Accounts receivable, net	3,189	3,434
Inventories	6,225	7,380
Prepaid expenses and other current assets	563	723
Total current assets	17,662	19,707

Property and equipment, net	2,171	2,560
Other assets	129	130
Total assets	$19,962	$22,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,705	$3,367
Accrued payroll and related liabilities	910	784
Accrued expenses and other current liabilities	483	497
Accrued engineering charges	450	450
Current portion of debt	3,320	3,493
Total current liabilities	8,868	8,591
Other liabilities	101	94
Total liabilities	8,969	8,685

Commitments and contingencies

Stockholders’ equity:
Common stock, $0.001 par value - 90,000 shares authorized; 30,412 (2013) and 30,348 (2012) shares issued and outstanding	30	30
Additional paid-in capital	100,854	100,403
Accumulated deficit	(89,891)	(86,721)
Total stockholders’ equity	10,993	13,712
Total liabilities and stockholders’ equity	$19,962	$22,397

Netlist, Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three Months Ended
	March 30,	March 31,
	2013	2012

Net sales	$5,963	$13,967
Cost of sales(1)	5,397	8,531
Gross profit	566	5,436
Operating expenses:
Research and development(1)	1,842	3,842
Selling, general and administrative(1)	1,756	2,609
Total operating expenses	3,598	6,451
Operating loss	(3,032)	(1,015)
Other income (expense):
Interest expense, net	(130)	(71)
Other income (expense), net	(6)	5
Total other expense, net	(136)	(66)
Loss before provision for income taxes	(3,168)	(1,081)
Provision for income taxes	2	—
Net loss	$(3,170)	$(1,081)
Net loss per common share:
Basic and diluted	$(0.10)	$(0.04)

Weighted-average common shares outstanding:
Basic and diluted	30,205	26,729

(1)  Amounts include stock-based compensation expense as follows:

Cost of sales	$12	$35
Research and development	160	192
Selling, general and administrative	262	296

Netlist, Inc. and Subsidiaries

Unaudited Schedule Reconciling GAAP Net Loss to Non-GAAP EBITDA and Adjusted EBITDA

(in thousands)

	Three Months Ended
	March 30,	March 31,
	2013	2012

GAAP net loss	$(3,170)	$(1,081)

Interest expense, net	130	71
Provision for income taxes	2	—
Depreciation and amortization	418	535
EBITDA	(2,620)	(475)

Stock-based compensation	434	523
Other expense (income), net	6	(5)

Adjusted EBITDA	$(2,180)	$43